REAL ESTATE PURCHASE CONTRACT

THIS CONTRACT IS BETWEEN

(SELLER)	AND	(BUYER)
NAME: JACKSON CATTLE CO. LTD.		NAME: LEVINGTON ENERGY SERVICES INC
NAME:		NAME:

1. THE PROPERTY

1.1. The Property is the Land, ~~Buildings, Unattached and Attached Goods~~:

Municipal Address: 19 JACKSON LIGHT INDUSTRIAL NW36-12-15W4 LOT #3 5.16 acres +/-

The Legal Description of the Property is:

Plan ______ Block ______ Lot ______

Condominium Plan ______

Residential Unit ______ Parking Unit ______

Other: As above

The Unattached Goods (chattels) listed here: RAW LAND

All Attached Goods (fixtures) except for: ~~SERVICES TO PROPERTY~~ LINE

1.2 Unless otherwise agreed in writing, title will be free and clear of all encumbrances, registrations and obligations except the following:

(a) those implied by law;

(b) non-financial registrations which do not adversely affect the Property's value and which cannot be discharged upon request or by the payment of a reasonable sum of money;

(c) homeowners association caveats, encumbrances and similar registrations; and

(d) those items which the Buyers agreed to assume in this Contract.

2. THE TRANSACTION

2.1 The Buyer and the Seller agree to act cooperatively, reasonably, diligently and in good faith.

2.2 Other than the Deposits, the Buyer will pay the Purchase Price by certified cheque, lawyer's trust cheque, bank draft or other agreed value as follows:

$ 50,000.00	Initial Deposit
$	Additional Deposit
$	Assumption of Mortgage (approximate principal balance)
$	
$	New Financing
$	Seller Financing
$	Other Value
$	Balance Owing (subject to adjustments)
TOTAL $ 344,000.00	Purchase Price

Unless otherwise agreed in writing, the Purchase Price doesn't include any Applicable Goods and Services Tax.

2.3 All Deposits will be delivered in trust to JACKSON CATTLE CO. LTD.

2.4 The Initial Deposit will be deposited no later than the second Business Day following the day that this Contract is signed and accepted by both the Buyer and the Seller as per clause 12.5 of this Contract. Any Additional Deposits will be deposited no later than the second Business Day following the day the Additional Deposit is received.

2.5 Any Additional Deposits will be delivered as follows: ______

2.6 Unless otherwise agreed in writing, no interest on the Deposits will be paid to the Seller or the Buyer.

2.7 The Deposits shall be held in trust for both the Seller and the Buyer and shall be:

(a) forthwith refunded to the Buyer if the offer is not accepted, a condition is not satisfied or waived (as per clause 8.4) or the Seller fails to perform the Contract.

(b) forfeited to the Seller if the offer is accepted and all conditions are satisfied or waived and the Buyer fails to perform on this Contract;

2.8 The Person holding the Deposit(s) is further directed and authorized to pay the Deposit(s) in trust to the Seller's lawyer no later than 7 Business Days prior to the Completion Day.

2.9 If there is a dispute between the Seller and the Buyer as to the entitlement of the Deposit(s) then:

(a) the Person holding the Deposit shall review the circumstances, determine entitlement and pay the money to the party who is entitled to the Deposit.

(b) if no reasonable conclusion can be made in regard to (a) above, that Person shall notify the parties to the Contract in writing and shall pay the money into a lawyer's trust account mutually agreed to by the parties;

(c) if the parties fail to name a lawyer within 10 days of receiving the notice in (b), that Person is authorized to pay the money into court and the parties agree to reimburse that Person for the costs of such court application;

(d) the Person acting in good faith under this clause shall not be liable to either party for any damages associated with the handling of the Deposit by that Person, except arising from the negligence of that Person.

2.10 Unless otherwise agreed in writing, this Contract will be completed, the Purchase Price will be fully paid and vacant possession will be available at 12:00 o'clock noon on June 30/06 (Completion Day).

2.11 Items which are normally adjusted for, such as real estate taxes, amortized local improvement levies, utilities, rents, security deposits, statutory interest on security deposits, mortgage interest and homeowners association fees will be assumed by the Buyer and will be adjusted as of the Completion Day. All adjustable items are the Seller's responsibility for the entire Completion Day.

2.12 Unless otherwise agreed in writing, if the Completion Day is not a Business Day, then conveyancing matters and payment of the Purchase Price will be completed at 12:00 o'clock noon on the preceding Business Day. Possession will be available on and adjustments will be made as of the Completion Day.

2.13 The Seller and any Seller's lawyer will deliver normal closing documents to the Buyer upon reasonable conditions consistent with the terms of this Contract. The Buyer must have a reasonable period of time before the Completion Day to confirm registration of documents at the Land Titles Office and to obtain the advance of proceeds for any New Financing and Other Value.

2.14 If the Seller agrees in writing to accept late payment of the Purchase Price, then the Buyer will pay interest to the Seller calculated daily from and including the Completion Day to (but excluding) the day the Seller is paid in full. Payment received after 12:00 noon on any day will be payment as of the next Business Day. Interest means the prime lending rate of the

Province of Alberta Treasury Branches at the Completion Day plus 3%.

2.15 If the Seller fails to deliver the closing documents according to the terms of this Contract, then payment of the Purchase Price and interest will be postponed until the Buyer has received the closing documents and has a reasonable period of time to deal with them.

2.16 If the Buyer has not paid all of the Purchase Price, then the Seller may give the Buyer possession upon reasonable terms.

2.17 The Seller's lawyer may use the Purchase Price to pay out all mortgages, registrations and other financial obligations that are the Seller's obligation to discharge. Within a reasonable period of time after the Completion Day, the Seller's lawyer will provide the Buyer's lawyer with evidence of all discharges including, where required, a certified copy of the certificate of title.

2.18 The Seller will pay the costs to prepare the closing documents; to prepare, register and discharge any Seller's caveat based on this Contract; and to provide the documents described in clause 2.22.

2.19 The Buyer will pay the costs to prepare, register and discharge any Buyer's Caveat based on this Contract; and to register the transfer of land.

2.20 If the Property is rented and the Buyer is not assuming the tenancy, then the Seller is responsible for all costs related to ending the tenancy and to giving vacant possession to the Buyer.

2.21 When the Buyer obtains possession, the Property will be in substantially the same condition as it was in when this Contract was accepted.

2.22 At least 10 Business Days prior to the Completion Day, the Seller will provide the Buyer, regarding the matters described in clause 4.2, a real property report reflecting the current state of improvements on the Property, with evidence of municipal compliance or non-conformance. The Buyer and the Seller may agree in writing to obtain a policy of title insurance, regarding the matters in clause 4.2, to either replace or supplement the real property report.

3. INSURANCE

3.1 The risk of loss or damage to the Property will be with the Seller until the Purchase Price is paid according to the terms of this Contract. If loss or damage to the Property occurs before the Seller is paid the Purchase Price, then the insurance proceeds will be held in trust for the Buyer and the Seller according to their interest in the Property.

4. WARRANTIES/REPRESENTATIONS

4.1 The Seller warrants to the Buyer that: the Seller has the legal right to sell the Property; the Attached Goods and the Unattached Goods are in normal working order; and the Seller is not a non-resident of Canada for the purposes of the *Income Tax Act* (Canada).

4.2 The Seller warrants to the Buyer that: the current use of the Land complies with the existing municipal land use bylaw; the buildings and other improvements on the Land are not placed partly or wholly upon any easement or utility right-of-way and are entirely on the Land and do not encroach on neighbouring lands; and the location of the buildings and other improvements on the land complies with all relevant municipal bylaws, regulations or relaxations granted by the appropriate municipality prior to the Completion Day, or the buildings and other improvements on the Land are "non-conforming buildings" for the purposes of the *Municipal Government Act* (Alberta).

4.3 All of the warranties contained in this Contract and any attached Schedules are made as of and will be true at the Completion Day, unless otherwise agreed in writing.

4.4 Any action relating to a warranty or representation in this Contract must be started within one year from the Completion Day.

4.5 The Seller and the Buyer each acknowledge that, except as otherwise described in this Contract, there are no other warranties, representations or collateral agreements made by or with the other party, about the Property, any neighbouring lands and this transaction, including any warranty, representation or collateral agreement relating to the size/measurements of the Land and Buildings or the existence or non-existence of any environmental condition or problem.

5. REMEDIES/DISPUTES

5.1 If the Seller or the Buyer fails or refuses to complete this Contract according to its terms, then the other party may pursue all available remedies. The Seller's remedies include keeping the Deposits and claiming additional damages.

5.2 If the Seller must restore title to the Land, enforce a lien against the Property or regain possession of the Property due to the Buyer's default, then the Buyer will pay the Seller's reasonable costs including legal fees and disbursements on a solicitor/client full indemnity basis.

6. ADDITIONAL TERMS

6.1 All time periods, deadlines and dates in this Contract will be strictly followed and enforced.

6.2 This Contract is for the benefit of and will be binding upon the heirs, executors, administrators and assigns of the individual parties and the successors and assigns of corporate parties. All changes of number and gender will be made where required.

6.3 Portions of this Contract may be enforced even if the Contract has ended.

6.4 The following terms are part of this Contract: ______________

____

____

____

7. ATTACHED SCHEDULES

The following Schedules are attached to this Contract and form a part of it:

___ Financing Schedule

___ Assumption of Mortgage
___ Other Value
___ Seller Financing

___ Property Schedule

___ Condominiums
___ Manufactured/Mobile Home
___ Country Residential Acreage
___ Rental Agreement

___ General Schedule
(Sale of Buyer's Home)

Other: ______________________________________

8. CONDITIONS PRECEDENT

8.1 The Buyer's Conditions are:

(a) The Buyer will apply and be approved for New Financing as follows:

- loan amount $

- interest rate not to exceed ______________ percent a year calculated semi-annually not in advance

- a term of not less than _______ years

- amortization of not less than ______ years

- payments of $

- payments to include taxes: Yes _______ No

The Buyer will pay for all costs associated with the New Financing including the costs to prepare and register any New Financing Security.

The Condition Day is ______________________________ at or before 9 p.m.

(b) Other Buyer's Conditions: ______________________

____

____

The Condition Day is ______________________________ at or before 9 p.m.

(c) Sale of Buyer's Home - see attached General Schedule.

(d) Condominiums - see attached Property Schedule.

8.2 The Seller's Conditions are:

____

____

The Condition Day is <u>10 days after acceptance</u> at or before 9 p.m.

8.3 Unless otherwise agreed in writing, the Buyer's Conditions are for the sole benefit of the Buyer and the Seller's Conditions are for the sole benefit of the Seller.

8.4 The Buyer and the Seller may waive/satisfy their conditions unilaterally by giving a Notice to the other party or their lawyer (the Notice) at or before 9:00 p.m. on the stated Condition Day.

8.5 Provided that the Buyer uses reasonable efforts to satisfy the Conditions, if a Notice has not been given at or before 9:00 p.m. on the stated Condition Day, then the Contract is ended.

9. ADVICE/DISCLOSURE

9.1 This contract is intended to create binding legal obligations. The Seller and the Buyer should read this Contract carefully and are free to obtain legal advice before signing.

9.2 The Buyer may wish to consider obtaining an independent property inspection and verifying the measurements of the Property.

10. DEFINITIONS

In this agreement:

Completion Day is the day described in clause 2.10.

Business Day means a day when both the Land Titles Office and the Unless otherwise agreed in writing means a written agreement by letter or otherwise between the Seller or the Seller's lawyer and the Buyer or the Buyer's lawyer

11. REPRESENTATIVES/NOTICE

11.1 The lawyers identified in clause 11.2 represent the Seller and the Buyer.

11.2 For the purposes of giving and receiving any notice referred to in this Contract all notices must be in writing and must be delivered or sent by double registered mail to the address or telecopied/faxed to the number described below.

Seller's Address: Box 1002
BROOKS AB

Postal Code T1R 1B8 Telephone No 793-4787

Seller's Lawyer: KRINKE LAW OFFICE

Address: BROOKS

Postal Code ______ Telephone No. 362-4111

Telephone: ______ Fax: ______

Buyer's Address: Suite 1209, 207 West Hastings ST. VANCOUVER B.C.

Postal Code V6B 1H7 Telephone No. cell [illegible] 501-1768

Buyer's Lawyer: PENNY, GROWN

Address: VANCOUVER

Postal Code: ______ Telephone No ______

Telephone: ______ Fax: ______

A notice sent or received by a Representative is proper notice for the purposes of this Contract.

12. OFFER AND ACCEPTANCE

~~12.1 This Contract may be signed and sent by fax and this procedure will be as effective as signing and delivering an original copy.~~

~~12.2 This offer/counter-offer is open for acceptance until a.m./p.m. on ______~~

12.3 The Buyer offers to buy the Property for the Purchase Price according to the terms of this Contract.

Signed at BROOKS AB

on 4:00 a.m./p.m. on Feb-23/06

WITNESS BUYER

WITNESS BUYER

12.4 The Seller accepts the Buyer's offer and agrees to sell the Property for the Purchase Price according to the terms of this Contract.

Signed at ______

on ______ a.m./p.m. on ______

WITNESS SELLER

WITNESS SELLER

12.5 This Contract was made (final acceptance) at 4 o'clock P.m.

on Feb 23 2006

INITIALS OF THE PERSON(S) WHO LAST SIGNED OR INITIALLED